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                                                                EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-15481 of Trans-Lux Corporation of our report dated February 28, 1996, included in the Annual Report on Form 10-K of Trans-Lux Corporation for the year ended December 31, 1995, and to the use of our report dated February 28, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Stamford, Connecticut
December 9, 1996